UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 9, 2004

(Date of earliest event reported)

Saba Software, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30221	94-3267638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 696-3840

ITEM 5.	Other Events and Required FD Disclosure.

On August 10, 2004, Saba Software, Inc., announced the sale of 2,674,500 shares of its common stock at $3.2841 per share in a private placement with Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (collectively “Pequot”), for proceeds of approximately $8.7 million. The transaction was completed on August 10, 2004 (the “Closing Date”).

The shares have not been registered under the Securities Act, or any state securities laws. Saba is obligated to register the shares for resale on a registration statement to be filed within 30 days of the Closing Date. If the registration statement relating to the shares is not declared effective within 180 days from the Closing Date, Saba will issue, at Pequot’s option on that date, either (i) a four year warrant (the “Penalty Warrants”) equal to 1.5% of the shares issued to Pequot on the closing date for each 30-day period thereafter (prorated for partial periods) or (ii) cash equal to 1.5% (prorated for partial periods) of the aggregate purchase price paid by Pequot for any shares then held by Pequot, in either case until the date which is two years after the Closing Date. The exercise price of the Penalty Warrants will be equal to 120% of the closing price on the day before the Closing Date. No Penalty Warrant may be exercised by the holder thereof if the Company is listed on the Nasdaq Stock Market and if, upon exercise, such holder would be deemed to beneficially own, in aggregate, 20% or more of the outstanding shares of Common Stock or securities convertible into shares of Common Stock, unless otherwise approved by the Company’s stockholders in accordance with the rules of the Nasdaq National Market.

The Purchase Agreement, dated as of August 9, 2004, by and between Saba and Pequot, the Registration Rights Agreement, dated as of August 9, 2004, by and between Saba and Pequot, the Form of Warrant and Saba’s press release, dated August 10, 2004, announcing the transaction, are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference into this report.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

c. Exhibits

Exhibit	Description
4.1	Purchase Agreement, dated August 9, 2004, by and among Saba Software, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

4.2	Registration Rights Agreement, dated August 9, 2004, by and among Saba Software, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

4.3	Form of Warrant.

99.1	Press Release of Saba Software, Inc. dated August 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2004

By:	/s/ PETER E. WILLIAMS III
Peter E. Williams III
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Purchase Agreement, dated August 9, 2004, by and among Saba Software, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

4.2	Registration Rights Agreement, dated August 9, 2004, by and among Saba Software, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

4.3	Form of Warrant.

99.1	Press Release of Saba Software, Inc. dated August 10, 2004.

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